REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




To the Shareholders and Board of Directors

Investors First Fund, Inc.

New York, New York



We have audited the accompanying statement of assets and liabilitie s of Investors First Fund, Inc. (formerly The SMALLCap Fund, Inc.), including the schedule of investments, as of December 31, 2003, and the related statement of operations, the statement of changes in net assets and the financial highlights for the year then ended. These financial statements and financial highlights are the
responsibility of the Fund's management.   Our responsibility is
to express an opinion on these financial statements and financial
highlights based on our audit.   The statement of changes in net
assets for the year ended December 31, 2002 and the financial highlights for each of the four years in the period then ended have been audited by other auditors, whose report dated
February 10, 2003 expressed an unqualified opinion on such financial statement and financial highlights.


We conducted our audit in accordance with auditing standards
generally accepted in the United States of America.   Those
standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and
financial highlights are free of material misstatement.   An
audit includes examining, on a test basis, evidence supporting
the amounts and disclosures in the financial statements.   Our
procedures included confirmation of securities owned as of
December 31, 2003 by correspondence with the custodian.   An
audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Investors First Fund, Inc. as of December 31, 2003, the results of its operations, the changes in its net assets, and the financial highlights for the year then ended, in conformity with accounting principles generally accepted in the United States of America.





TAIT, WELLER & BAKER

Philadelphia, Pennsylvania

February 13, 2004